UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2015

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2015, SunCoke Energy Partners, L.P. (the “Partnership”), entered into a contribution agreement with Raven Energy Holdings, LLC, an affiliate of The Cline Group (the “Contribution Agreement”), pursuant to which the Partnership agreed to acquire, for a total transaction value of approximately $412.0 million, all of the equity interests in Raven Energy LLC, a Delaware limited liability company, together with certain associated real and personal property rights, including, specifically, the Convent Marine Terminal located in Convent, St. James Parish, Louisiana. In connection with the Contribution Agreement, the Partnership intends to issue approximately $82.4 million of common units representing limited partner interests in the Partnership. The acquisition is expected to close by September 1, 2015, subject to customary closing conditions and regulatory approvals. A copy of the Partnership’s press release announcing this transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

The Convent Marine Terminal is one of the largest export terminals on the U.S. Gulf Coast and provides strategic access to seaborne markets for coal and other industrial materials. Supporting low-cost Illinois Basin coal producers, the terminal has direct rail access and the current capability to transload 10 million tons of coal annually.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which will be filed as an exhibit to the Partnership’s quarterly report on SEC Form 10-Q for the third quarter of 2015, which the Partnership intends to file on or before November 9, 2015.

Item 2.02. Results of Operations and Financial Condition.

On July 21, 2015, the Partnership issued a press release announcing: (i) financial results for the second quarter of 2015; (ii) entry into an agreement with its sponsor, SunCoke Energy, Inc. to acquire an additional 23 percent interest in the Granite City cokemaking facility for $67 million; and (iii) approval of a $50 million common unit repurchase program by the Board of Directors of the Partnership’s general partner. A copy of this press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As noted above, on July 21, 2015, the Company issued a press release announcing its financial results for the second quarter of 2015. Additional information concerning the Company’s financial results for the second quarter of 2015 will be presented in a slide presentation to investors during a previously announced teleconference on July 21, 2015. A copy of the slide presentation is attached as Exhibit 99.3 and is incorporated herein by reference.

The information in this report, being furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On July 21, 2015, the Company issued a press release announcing the declaration of its quarterly cash distribution. A copy of this press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners, L.P. Press Release, announcing contribution agreement (July 21, 2015).

99.2	SunCoke Energy Partners, L.P. Press Release announcing earnings (July 21, 2015).

99.3	SunCoke Energy Partners, L.P. Slide Presentation regarding earnings (July 21, 2015).

99.4	SunCoke Energy Partners, L.P. Press Release, announcing quarterly cash distribution (July 21, 2015).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC, its General Partner

	By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: July 21, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy Partners, L.P. Press Release, announcing contribution agreement (July 21, 2015).

99.2	SunCoke Energy Partners, L.P. Press Release announcing earnings (July 21, 2015).

99.3	SunCoke Energy Partners, L.P. Slide Presentation regarding earnings (July 21, 2015).

99.4	SunCoke Energy Partners, L.P. Press Release, announcing quarterly cash distribution (July 21, 2015).